1 EXHIBIT 99.1

2 This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not based on historical or current facts, but rather on our current beliefs, expectations, assumptions and projections about our business, the economy and other future conditions. Forward-looking statements often include words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ “could,” “should,” and other similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: (i) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; (ii) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iii) management’s ability to effectively execute its business plans; (iv) mergers and acquisitions, including cost or difficulties related to the integration of acquired companies; (v) the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; (vi) the effect of changes in accounting policies and practices; (vii) changes in consumer spending, borrowing and saving and changes in unemployment; (viii) changes in customers’ performance and creditworthiness; and (ix) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Forward-looking statements are meaningful only on the date when such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date on which a forward-looking statement is made. Forward Looking Statement Disclosure

3 About First Financial Bancorp Strategic Direction Recent Financial Results Presentation Contents

4 Company Overview NASDAQ: FFBC Overview Founded: 1863 Headquarters: Cincinnati, Ohio Banking Centers: 102 Assets: $8.4 billion Loans: $5.8 billion Deposits: $6.5 billion Wealth Mgmt: $2.4 billion AUM Lines of Business Commercial / Private Banking C&I, O-CRE, ABL, Equipment Finance, Treasury, Wealth Management Retail Banking Consumer, Mortgage, Small Business Investment Commercial Real Estate Commercial Finance Quick Service Restaurant, Insurance Agency Finance $ in millions except “per share” and where otherwise noted in the presentation www.bankatfirst.com $28.45 $21.84 $19.45 $18.18 $18.07 2.25% 2.93% 3.29% 3.52% 3.54% 4Q163Q162Q161Q164Q15 Share Price Dividend Yield

Central OH Loans $1.0 billion Loan Growth (Y-o-Y) 25.5% Deposits $0.4 billion Deposit Market Share #16 (0.7%) Banking Centers 6 Fortune 500 Companies 4 5 Our Markets Indianapolis Loans $0.4 billion Loan Growth (Y-o-Y) 5.6% Deposits $0.5 billion Deposit Market Share #14 (1.2%) Banking Centers 8 Fortune 500 Companies 3 Community Markets Loans $1.2 billion Loan Growth (Y-o-Y) 0.6% Deposits $2.7 billion Banking Centers 38 Greater Cincinnati Loans $2.0 billion Loan Growth (Y-o-Y) 7.9% Deposits $2.5 billion Deposit Market Share #6 (2.1%) Banking Centers 50 Fortune 500 Companies 9

Proven Acquirer Two FDIC-assisted acquisitions totaling $2.5 billion in assets & generating a $343 million pre- tax bargain purchase gain (2009) Two branch acquisitions of 38 offices in Indiana & Ohio (2011) Three banks in Columbus, Ohio totaling $727 million in assets (2014) Oak Street Funding, specialty lender focused on the insurance industry, $243 million in assets (2015) Effective Operator 105 consecutive quarters of profitability through 4Q 2016 Replaced the runoff of ~ $2 billion of high yield covered loans Consolidated 78 banking centers in conjunction with efficiency efforts since 2009 Developed robust enterprise risk management & compliance programs, with board risk committee since 2010 6 Through the Cycle

Product expansions (since 2009) Specialty lending (~ $1.2 billion, across Franchise, Oak Street, ABL, and Equipment Finance) Mobile banking & other technology enhancements for clients Re-entry into mortgage business (2010) 2016 originations of $318 million Wealth infrastructure improvements Investment model Real estate management, tax & insurance outsourcing Significant technology & infrastructure investments Continued expansion of risk management & compliance 7 Investments in our Business Mortgage Origination Platform Talent & Finance ERP Platform Enterprise data management Commercial & Consumer CRM

Proven & sustainable business model Well managed through the cycle Conservative operating philosophy Consistent profitability – 105 consecutive quarters Robust capital management Prudent steward of shareholders’ capital Strong asset quality Well defined M&A strategy Selective markets, products & asset diversification Direct linkage between compensation and performance Short/long term incentive plans, management stock ownership targets 8 Invest with First Financial

9 1 – includes dividend reinvestment 2 – peer group includes KBW regional bank index peers Invest with First Financial Total Shareholder Return1,2 172% 166% 117% 81% 62% 65% 157% 156% 50% 42% 117% 243% 197% 64% 51% 10 Year 7 Year 5 Year 3 Year FY 2016 FFBC KBW Peer Median KBW Peer Top Quartile

10 About First Financial Bancorp Strategic Direction Recent Financial Results

11 Operational Excellence • Focus on cost, efficiency & volume Client Intimacy • Strong client focus • Relationship driven Product Leadership • Develop new products, new markets & new techniques What does First Financial stand for? Strategic Overview

Our strategy is to be the Premier Business Bank in the markets we serve “Bank the business, bank the owner & bank the employees.” Rationale: Our value proposition – relationship banking & sophisticated solutions – resonates with and is desired by small / mid-size businesses Alignment with our competitive advantage By expanding relationships with our business clients, we can efficiently grow all areas of the bank – Consumer, Wealth & Business Banking 12 Premier Business Bank Our Strategy

13 Connecting Strategy to Execution 13

14 Strategic Priorities Deliver top quartile shareholder returns Deploy capital in an opportunistic & risk-appropriate manner Invest in innovative solutions that enable our clients to bank with us on their terms Promote leadership & development within our communities Proactively develop leadership talent across the organization Achieve best-in-class compliance & risk management programs Remain vigilant in our credit philosophy & oversight Focused growth efforts in metropolitan markets Maintain process improvement & expense management discipline Plan & prepare for the $10 billion asset threshold Pace – 3 to 5 years organic Preparation – DFAST, risk, compliance, data management

15 About First Financial Bancorp Strategic Direction Recent Financial Results

16 Full Year 2016 Highlights Total assets increased $290.6 million, to $8.4 billion EOP loans increased $368.7 million, or 6.8%. EOP deposits increased $346.2 million, or 5.6%. EOP investment securities decreased $113.8 million, or 5.9%. Balance Sheet Profitability Asset Quality Net Interest Income & Net Interest Margin Noninterest Income & Noninterest Expense Capital Noninterest income = $69.6 million. Noninterest expense = $201.4 million. Efficiency ratio = 58.8%. Effective tax rate of 32.3%. Net interest income = $272.7 million, a $26.2 million increase. Net interest margin increased by 2 bps to 3.62%; 3.68% on a fully tax equivalent basis. Average earning assets increased 10%. Net income = $88.5 million, or $1.43 per diluted share, a 17.9% increase. Return on average assets = 1.07%. Return on average shareholders’ equity = 10.48%. Return on average tangible common equity = 13.96%. Provision expense = $10.1 million. Net charge offs = $5.6 million. NCOs / Avg. Loans = 0.10%. Nonperforming Loans / Total Loans = 0.83%. Nonperforming Assets / Total Assets = 0.64%. ALLL / Nonaccrual Loans = 326.9%. ALLL / Total Loans = 1.01%. Total capital ratio = 13.10%. Tier 1 capital ratio = 10.46%. Tangible common equity ratio = 7.96%. Tangible book value per share = $10.56, a 9.0% increase.

17 4Q 2016 Highlights – 105th Consecutive Quarter of Profitability Total assets increased $69.5 million, to $8.4 billion, or 3.3% annualized, compared to the linked quarter. EOP loans declined $32.0 million, or 2.2% annualized, compared to the linked quarter. EOP deposits increased $187.1 million, or 11.7% annualized, compared to the linked quarter. EOP investment securities increased $54.1 million, or 12.3% annualized, compared to the linked quarter. Balance Sheet Profitability Asset Quality Net Interest Income & Net Interest Margin Noninterest Income & Noninterest Expense Capital Noninterest income = $16.9 million. Noninterest expense = $50.2 million. Efficiency ratio = 57.6%. Effective tax rate of 31.9%, including seasonal adjustments Net interest income = $70.2 million, a $1.3 million increase compared to the linked quarter. Net interest margin increased 5 bps to 3.66%; 3.71% on a fully tax equivalent basis. Average earning assets grew 2.0% on an annualized basis. Net income = $23.3 million or $0.38 per diluted share. Return on average assets = 1.11%. Return on average shareholders’ equity = 10.73%. Return on average tangible common equity = 14.19%. Provision expense = $2.8 million. Net charge offs = $2.4 million. NCOs / Avg. Loans = 0.17% annualized. Nonperforming Loans / Total Loans = 0.83%. Nonperforming Assets / Total Assets = 0.64%. ALLL / Nonaccrual Loans = 326.91%. ALLL / Total Loans = 1.01%. Total capital ratio = 13.10%. Tier 1 capital ratio = 10.46%. Tangible common equity ratio = 7.96%. Tangible book value per share = $10.56.

18 Strategy & Outlook Focus remains on organic growth & executing our core strategy: 1. Growing loans at risk-appropriate returns Strong organic growth opportunities resulting from the mix of markets, products & businesses built over the last five years Full year 2017 loan growth expected to be in the mid to high single digits on a percentage basis Stable net interest margin outlook in the near term 2. Growing core deposits to fund loan growth & generate fee income Ever-present focus on growing low cost, core deposits Continued proactive balance sheet management to support organic growth 3. Growing noninterest income to help build & diversify revenue Strategies focused on product pricing, governance & client penetration 4. Maintaining our focus on efficiency & diligent expense management Noninterest expense base expected to grow 2 - 3% Full year 2017 effective tax rate of approximately 32 - 33% 5. Remaining vigilant in our credit oversight

19 Profitability Net Income & EPS Return on Average Assets Return on Tangible Common Equity All dollars shown in millions $23.3 $22.9 $22.6 $19.8 $19.8 $0.38 $0.37 $0.36 $0.32 $0.32 4Q163Q162Q161Q164Q15 Net Income EPS $8,360 $8,322 $8,204 $8,119 $7,950 1.11% 1.09% 1.11% 0.98% 0.99% 4Q163Q162Q161Q164Q15 Average Assets ROAA $653 $645 $626 $610 $606 14.19% 14.08% 14.49% 13.06% 12.98% 4Q163Q162Q161Q164Q15 Average Tangible Equity ROATCE

20 Adjusted Net Income Reflects impact to net income from items that do not occur on a regular basis Earnings Diluted EPS Earnings Diluted EPS GAAP net income 23,294$ 0.38$ 22,850$ 0.37$ Less: noninterest income adjustments 1 - (398) Plus: noninterest expense adjustments 2,3 86 411 Subtotal 23,380 22,863 Tax adjustments (31) (4) Adjusted net income 23,349$ 0.38$ 22,859$ 0.37$ 4Q 2016 3Q 2016 2 4Q 2016 noninterest expense includes $0.1 million in expenses related to the charter conversion (Dollars in thousands) 1 3Q 2016 noninterest income includes $0.4 million in gains on sales of investment securities 3 3Q 2016 noninterest expense includes $0.8 million of severance expense, $0.2 million of gains related to branch consolidation activities and a $0.2 million legal recovery

21 Loan Portfolio Loan Product Mix (EOP) Net Loan Change (Linked Quarter) * Includes residential mortgage, home equity, installment, & credit card. All dollars shown in millions Highlights 33% 32% 33% 34% 33% 13% 14% 14% 14% 15% 29% 29% 28% 27% 27% 7% 7% 7% 6% 6% 18% 18% 19% 19% 20% $5,757 $5,790 $5,701 $5,505 $5,389 4Q163Q162Q161Q164Q15 Commercial & Leasing Owner Occupied CRE Investor CRE Construction Consumer Lending* -$3.8 -$33.5 -$4.8 -$7.0 $23.8 -$6.8 Commercial & Leasing Owner Occupied CRE Owner Occupied Construction Investor CRE Investor Construction Consumer Lending* -$42.0 Total C&I Portfolio remains well-balanced 4Q16 impacted by: slower business activity elevated prepayments Continued focus on profitability and limiting credit concentrations Full year loan growth in line with target Loan origination spreads improved throughout 2016

22 Loan Portfolio Loan Portfolio By Geography 1 Average Loan Size & Rate 2 Nationwide Lending Platforms 1 Includes loans held for sale. Excludes purchase accounting loan marks. 2 Average loan balances in $000s, rate represents weighted average coupon & does not include loan fees 3 Includes Oak Street, Franchise, shared national credits & other loans outside Ohio, Indiana, & Kentucky. $2,844 49% $1,486 26% $223 4% $1,224 21% Ohio Indiana Kentucky National Business $338 6% $513 9% $4,906 85% Oak Street Franchise All Other Loans 3 $366 $398 $672 $899 $443 $113 $32 3.9% 4.0% 3.7% 5.3% 7.6% 4.0% 4.2% C&I* OOCRE* ICRE* Franchise Oak Street Mortgage Home Equity Average Balance Weighted Average Rate * Ex.Franchise & OSF

23 Loan Portfolio C&I Loans By Industry 1 CRE Loans By Collateral 2 1 Industry types included in Other representing greater than 1% of total C&I loans include Agriculture, Public Administration, Retail Trade, Waste Management, Other Services, Educational Services, Arts, Entertainment, & Recreation, and Transportation & Warehousing. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Student Housing, Manufacturing Facility, Nursing/Assisted Living, Strip Center, Recreation Facility, Church, Vacant Land Held for Development, and School/Education Related. Accommodation and Food Services 23% Finance and Insurance 21% Manufacturing 14% Wholesale Trade 8% Real Estate and Rental and Leasing 6% Professional, Scientific, and Technical Services 5% Health Care and Social Assistance 4% Construction 3% Other 16% Retail 16% Residential, Multi Family 5+ 14% Office 12% Restaurant 6% Residential, 1-4 Family 6% Industrial Facility 6% Warehouse 5% Hotel/Motel 5% Medical Office 4% Farmland 3% All others 23%

24 Investment Portfolio Total EOP investments of $1.85 billion Investment Portfolio / Total Assets = 22.0% Effective yield earned during fourth quarter = 2.58% Portfolio duration = 3.2 years Portfolio Composition Portfolio Quality Agency CMOs 22% Commercial MBS 23% Asset-backed securities 17% Agency Pass-through Securities 14% Municipal Securities 9% Non-Agency CMOs 5% Regulatory stock 3% Corporate securities 2% Non-Agency Pass- through Securities 3% U.S. Government Agency Debt 1% Other 1% U.S. Government Debt 0% Agency, 61.7% AAA, 16.0% AA+, 3.5% AA, 2.0% AA-, 3.0% A, 2.4% A-, 1.3% BBB+, 1.1% BBB, 2.9% FRB/FHLB Stock, 2.8% Other, 3.3%

25 Asset Quality Nonperforming Assets / Total Assets Classified Assets / Total Assets Allowance / Total Loans Net Charge Offs & Provision Expense All dollars shown in millions $54.3 $58.0 $59.6 $64.1 $70.1 0.64% 0.69% 0.72% 0.78% 0.86% 4Q163Q162Q161Q164Q15 NPAs NPAs / Total Assets $58.0 $57.6 $56.7 $53.7 $53.4 1.01% 1.00% 0.99% 0.98% 0.99% 4Q163Q162Q161Q164Q15 Allowance for Loan Losses ALLL / Total Loans $125.2 $142.2 $143.3 $133.9 $132.4 1.48% 1.70% 1.72% 1.63% 1.63% 4Q163Q162Q161Q164Q15 Classified Assets Classified Assets / Total Assets $2.4 $0.8 $1.1 $1.3 $1.8 $2.8 $1.7 $4.0 $1.7 $1.9 0.17% 0.05% 0.08% 0.10% 0.14% 4Q163Q162Q161Q164Q15 NCOs Provision Expense NCOs / Average Loans

26 Net Interest Income / Net Interest Margin Gross loans include loans held for sale & FDIC indemnification asset All dollars shown in millions Average Deposits Net Interest Income Average Securities Average Loans $1,817 $1,811 $1,870 $1,939 $1,934 2.58% 2.50% 2.54% 2.59% 2.44% 4Q163Q162Q161Q164Q15 Average Investment Securities Investment Securities Yield $5,794 $5,758 $5,584 $5,435 $5,267 4.57% 4.54% 4.55% 4.59% 4.62% 4Q163Q162Q161Q164Q15 Gross Loans Loan Yield 24% 23% 23% 23% 22% 23% 23% 24% 23% 23% 32% 33% 32% 32% 32% 21% 21% 21% 23% 23% $6,557 $6,201 $6,309 $6,136 $6,247 0.37% 0.36% 0.35% 0.36% 0.33% 4Q163Q162Q161Q164Q15 Avg NIB Demand Avg IB Demand Avg Savings Avg Time Cost of Deposits $70.2 $68.8 $67.1 $66.6 $66.1 3.71% 3.66% 3.67% 3.68% 3.69% 4Q163Q162Q161Q164Q15 Net Interest Income Net Interest Margin (FTE)

27 Interest Rate Sensitivity Loan Portfolio – Floating Loan Growth (1) Sensitivity Trend (Up100, Up200) (3) 26% Y-o-Y growth in floating rate lending (1) 23% Y-o-Y growth in client derivatives (2) % of loans repricing: <=3 months 58% Securities portfolio duration – 3.2 years Non-maturity, interest bearing accounts modeled to increase 68 bps in an “Up 100” scenario (1) As defined by EOP loans repricing in three months or less. (2) As defined by client derivative notional balances. (3) Immediate parallel shifts across a 12 month horizon $0.001 $0.005 $0.018 $0.027 $0.020 $0.030 $0.038 $0.071 $0.100 $0.089 0.03% 0.16% 0.62% 0.89% 0.67% 1.03% 1.28% 2.42% 3.27% 2.96% 4Q15 1Q16 2Q16 3Q16 4Q16 Up100 Up200 Up100 Up200 EPS Impact Sensitivity $2,676 $2,811 $3,179 $3,334 $3,368 49% 51% 56% 57% 58% 4Q15 1Q16 2Q16 3Q16 4Q16 Floating % of Gross Loans

28 Noninterest Income Noninterest Income 4Q16 Highlights * Includes net gain on sale of investment securities & other noninterest income. All dollars shown in millions Total other noninterest income was unchanged from the linked quarter at $16.9 million Deposit service charge income was unchanged from the linked quarter; 6.0% increase compared to fourth quarter 2015 Client derivative income decreased $0.7 million, or 61.5% Gains from sales of mortgage loans decreased $0.4 million, or 17.2% Loss share related income increased $0.9 million due to elevated prepayment activity 30% 30% 22% 28% 30% 19% 19% 16% 22% 20% 19% 18% 15% 19% 19% 10% 12% 9% 8% 8% 3% 7% 9% 7% 6% 5% 6% 3% 4% 15% 15% 22% 14% 13% $16.9 $16.9 $20.2 $15.5 $15.8 4Q163Q162Q161Q164Q15 Service Charges Wealth Mgmt Bankcard Gains from sales of loans Client derivatives Loss Share Income Other *

29 Noninterest Expense Noninterest Expense 4Q16 Highlights Efficiency Ratio All dollars shown in millions Total noninterest expense declined $0.9 million, or 1.8%, from the linked quarter Salary & benefits expense declined $1.0 million, or 3.0%, from 3Q16, which included $0.8 million of severance costs OREO gains increased $0.8 million due to favorable resolution of a single property Professional services expense increased $0.3 million, or 18.6%, and includes $0.1 million of charter conversion related costs State intangible taxes declined $0.5 million, or 81.7% due to seasonal adjustments Other noninterest expense increased $0.5 million, or 9.8%. 3Q16 included $0.4 million of gains related to branch consolidation activities $50.2 $51.1 $49.4 $50.7 $51.3 57.6% 59.6% 56.6% 61.8% 62.6% 4Q163Q162Q161Q164Q15 NIE Efficiency Ratio 62% 63% 60% 58% 58% 38% 37% 40% 42% 42% $50.2 $51.1 $49.4 $50.7 $51.3 1,420 1,402 1,403 1,390 1,400 4Q163Q162Q161Q164Q15 Personnel Non-Personnel FTE

30 Capital Tier 1 Common Equity Tangible Book Value Total Capital Tangible Common Equity All capital numbers are considered preliminary All dollars shown in millions $654.6 $650.2 $635.5 $615.1 $597.5 $10.56 $10.50 $10.26 $9.94 $9.69 4Q163Q162Q161Q164Q15 Tangible Book Value Tangible Book Value per Share $881.2 $865.2 $849.3 $831.9 $822.4 13.10% 12.82% 12.70% 12.84% 13.04% 12.50% 4Q163Q162Q161Q164Q15 Total Capital Total Capital Ratio Target $703.9 $688.4 $673.3 $658.0 $648.7 10.46% 10.20% 10.07% 10.16% 10.28% 10.50% 4Q163Q162Q161Q164Q15 Tier 1 Common Equity Tier 1 Common Ratio Target $654.6 $650.2 $635.5 $615.1 $597.5 7.96% 7.97% 7.85% 7.71% 7.53% 4Q163Q162Q161Q164Q15 Tangible Book Value Tangible Common Ratio

Appendix: Non-GAAP to GAAP Reconciliation

Net interest income and net interest margin - fully tax equivalent

	Three months ended					YTD	
	Dec. 31, 2016	Sep. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Net interest income	$70,166	$68,818	$67,132	$66,555	$66,083	$272,671	$246,502
Tax equivalent adjustment	1,077	1,028	1,058	1,052	1,046	4,215	4,017
Net interest income - tax equivalent	$71,243	$69,846	$68,190	$67,607	$67,129	$276,886	$250,519
Average earning assets	$7,630,148	$7,591,160	$7,475,711	$7,398,013	$7,219,995	$7,524,233	$6,839,968
Net interest margin*	3.66 %	3.61 %	3.61 %	3.62 %	3.63 %	3.62 %	3.60 %
Net interest margin (fully tax equivalent)*	3.71 %	3.66 %	3.67 %	3.68 %	3.69 %	3.68 %	3.66 %

* Margins are calculated using net interest income annualized divided by average earning assets.

The earnings press release and accompanying presentation include certain non-GAAP ratios, such as net interest income-tax equivalent. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

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first financial bancorp
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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended Dec. 31, 2016	Sep. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	YTD Dec. 31, 2016	Dec. 31, 2015
Net income (a)	$23,294	$22,850	$22,568	$19,814	$19,820	$88,526	$75,063
Average total shareholders' equity	863,509	856,296	837,412	821,588	817,756	844,784	804,916
Less:							
Goodwill and other intangible	(210,625)	(210,888)	(211,199)	(211,533)	(211,865)	(210,625)	(211,865)
Average tangible equity (b)	652,884	645,408	626,213	610,055	605,891	634,159	593,051
Total shareholders' equity	865,224	861,137	846,723	826,587	809,376	865,224	809,376
Less:							
Goodwill	(210,625)	(210,888)	(211,199)	(211,533)	(211,865)	(210,625)	(211,865)
Ending tangible equity (c)	654,599	650,249	635,524	615,054	597,511	654,599	597,511
Total assets	8,437,967	8,368,481	8,310,102	8,193,554	8,147,411	8,437,967	8,147,411
Less:							
Goodwill	(210,625)	(210,888)	(211,199)	(211,533)	(211,865)	(210,625)	(211,865)
Ending tangible assets (d)	8,227,342	8,157,593	8,098,903	7,982,021	7,935,546	8,227,342	7,935,546
Risk-weighted assets (e)	6,728,737	6,750,749	6,685,158	6,478,716	6,308,139	6,728,737	6,308,139
Total average assets	8,359,912	8,322,156	8,203,837	8,118,945	7,950,278	8,251,703	7,504,069
Less:							
Goodwill	(210,625)	(210,888)	(211,199)	(211,533)	(211,865)	(210,625)	(211,865)
Average tangible assets (f)	$8,149,287	$8,111,268	$7,992,638	$7,907,412	$7,738,413	$8,041,078	$7,292,204
Ending shares outstanding (g)	61,979,552	61,952,873	61,959,529	61,855,027	61,641,680	61,979,552	61,641,680
Ratios							
Return on average tangible shareholders' equity (a)/(b)	14.19 %	14.08 %	14.49 %	13.06 %	12.98 %	13.96 %	12.66 %
Ending tangible equity as a percent of:							
Ending tangible assets (c)/(d)	7.96 %	7.97 %	7.85 %	7.71 %	7.53 %	7.96 %	7.53 %
Risk-weighted assets (c)/(e)	9.73 %	9.63 %	9.51 %	9.49 %	9.47 %	9.73 %	9.47 %
Average tangible equity as a percent of average tangible assets (b)/(f)	8.01 %	7.96 %	7.83 %	7.71 %	7.83 %	7.89 %	8.13 %
Tangible book value per share (c)/(g)	$ 10.56	$ 10.50	$ 10.26	$ 9.94	$ 9.69	$ 10.56	$9.69

The earnings press release and accompanying presentation include certain non-GAAP ratios. These ratios include: (1) Return on average tangible shareholders' equity; (2) Ending tangible shareholders' equity as a percent of ending tangible assets; (3) Ending tangible shareholders' equity as a percent of risk-weighted assets; (4) Average tangible shareholders' equity as a percent of average tangible assets; and (5) Tangible book value per share. The Company considers these critical metrics with which to analyze banks. The ratios have been included in the earnings press release to facilitate a better understanding of the Company's capital structure and financial condition.

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first financial bancorp

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